PRESS RELEASE

FOR ADDITIONAL INFORMATION:
Investor Relations
David Lim
+1 844-632-1060
IR@univar.com

Univar Reports 2018 First Quarter Financial Results

First Quarter 2018 Highlights

•	Univar reported net income of $65.4 million, or $0.46 per share, compared to $22.6 million, or $0.16 per share in the prior year first quarter.

•	Adjusted earnings per share grew 44.8 percent to $0.42 per share from $0.29 per share in the prior year first quarter.

•	Adjusted EBITDA grew 18.9 percent to $166.3 million driven by solid core business performance, effective operating cost controls, and favorable foreign currency impacts.

•	Consolidated sales increased 8.0 percent, and gross profit grew 10.7 percent.

•	All segments reported higher gross profit and double digit EBITDA growth from strong operating leverage.

•	Univar's leverage ratio improved to 4.2x from 4.9x in the prior year first quarter reflecting growth in Adjusted EBITDA and a $146 million reduction in net debt.

DOWNERS GROVE, Ill. – May 10, 2018 – Univar Inc. (NYSE: UNVR) (“Univar”), a global chemical and ingredients distributor and provider of value-added services, announced today its financial results for the first quarter ended March 31, 2018.

Univar reported net income of $65.4 million, or $0.46 per share, compared to net income of $22.6 million, or $0.16 per share, in the first quarter of 2017. Adjusted earnings per share increased 44.8 percent to $0.42 per share from $0.29 per share in the prior year first quarter.

Adjusted EBITDA grew 18.9 percent to $166.3 million from $139.9 million in the first quarter last year and Adjusted EBITDA margin expanded 70 basis points to 7.7 percent reflecting higher gross profit, effective cost management and operating leverage despite increasing investments in sales force, operational and digital initiatives.

Consolidated sales increased 8.0 percent while gross profit grew 10.7 percent to $486.6 million largely due to improvements in the Company's sales force effectiveness, change in product and market mix, chemical price inflation, and favorable foreign currency impacts.

“We are pleased with the momentum we are building as demonstrated by our rising profitability and growth over the past few quarters,” said David Jukes, president and chief executive officer. "We have much work ahead of us, particularly in the US, but our teams are energized by excellent growth oppor tunities as we continue transforming into a company that exceeds our customers’ and suppliers’ expectations, and delivers sustainable double digit profitability growth."

"Our prescription for growth continues to be exceptional execution against our three strategic priorities: Commercial Greatness, Operational Excellence and One Univar,” added Carl Lukach, executive vice president and chief financial officer. “We will be disciplined in making targeted, high return investments in our people, operations and acquisitions, while continuing to strengthen our balance sheet.”

Company Performance
The results of Univar's operating performance are described below and, unless otherwise indicated, are a comparison of first quarter 2018 results with first quarter 2017 results, including Adjusted EBITDA, which is reconciled to reported net income in the accompanying supplemental financial information.

	(Unaudited)
	Three months ended March 31,				% change
(in millions)	2018	2017	$ change	% change	excl. currency

External Net Sales
USA	$1,204.4	$1,150.9	$53.5	4.6%	4.6%
Canada	313.4	307.3	6.1	2.0%	(2.6)%
EMEA	538.6	439.7	98.9	22.5%	7.6%
Rest of World	101.6	100.9	0.7	0.7%	(3.3)%
Total Consolidated Net Sales	$2,158.0	$1,998.8	$159.2	8.0%	3.8%

Gross Profit
USA	$278.9	$262.9	$16.0	6.1%	6.1%
Canada	62.4	55.8	6.6	11.8%	6.8%
EMEA	124.0	101.8	22.2	21.8%	6.6%
Rest of World	21.3	18.9	2.4	12.7%	9.5%
Total Consolidated Gross Profit	$486.6	$439.4	$47.2	10.7%	6.5%

Adjusted EBITDA
USA	$91.2	$81.3	$9.9	12.2%	12.2%
Canada	29.5	24.6	4.9	19.9%	14.6%
EMEA	44.7	33.7	11.0	32.6%	16.3%
Rest of World	7.8	6.7	1.1	16.4%	13.4%
Other*	(6.9)	(6.4)	(0.5)	(7.8)%	(7.8)%
Total Consolidated Adjusted EBITDA	$166.3	$139.9	$26.4	18.9%	13.9%
* Other represents unallocated corporate costs that do not directly benefit segments.

Segment Highlights

USA – Adjusted EBITDA increased 12.2 percent to $91.2 million, the fifth consecutive quarter of growth. USA segment sales grew 4.6 percent and gross margin increased 40 basis points to 23.2 percent as a result of improved sales force execution, mix enrichment, and a net benefit from miscellaneous operating items. Adjusted EBITDA margin expanded 50 basis points to 7.6 percent, reflecting higher gross margin and operating leverage to the bottom line from strong expense management.

Canada – Adjusted EBITDA increased 19.9 percent to $29.5 million, and Adjusted EBITDA margin expanded 140 basis points to 9.4 percent, as a result of strong performance in our Industrial Chemical business, strength in Western Canada, tight operating expense management and the benefit of favorable foreign exchange rates. Excluding the impact of currency, Adjusted EBITDA grew 14.6 percent. Gross margin increased 170 basis points to 19.9 percent driven largely by a change in product and market mix.

EMEA – Adjusted EBITDA increased 32.6 percent to $44.7 million due to double digit growth in Focused Industries, solid growth in Local Chemical Distribution, as well as favorable foreign exchange rates. Excluding the impact of currency, Adjusted EBITDA grew 16.3 percent. Adjusted EBITDA margin expanded 60 basis points to 8.3 percent as a result of strong expense management. Gross margin decreased 20 basis points to 23.0 percent, largely due to a change in product and market mix.

Rest of World – Adjusted EBITDA grew $1.1 million, or 16.4 percent to $7.8 million driven by growth in Brazil and Asia Pacific. Higher average selling prices and mix improvement led to an increase in profitability. Gross margin increased 230 basis points to 21.0 percent and Adjusted EBITDA margin expanded 110 basis points to 7.7 percent.

Adoption of New Accounting Pronouncements

The Company adopted ten new accounting pronouncements during the three months ended March 31, 2018, which included two pronouncements that had an impact to prior year information.

As of January 1, 2018, Univar retrospectively adopted a required accounting standard change related to the accounting for pension and other postretirement benefit cost (“retirement costs”). Under this new standard, the Company will continue to report the service component of retirement cost in operating costs and the non-service components of retirement costs will be reported below operating income. Retrospective adoption of the accounting standard resulted in a restatement of the 2017 financial statements, which had no impact on net income but reduced Adjusted EBITDA by approximately $2.4 million for the three months ended March 31, 2017.

The Company also adopted an accounting pronouncement that changes the classification of certain items within the condensed consolidated statement of cash flows. Univar applied the new accounting pronouncement retrospectively, and reclassified $3.2 million of contingent consideration cash payments for acquisitions previously reported as operating activities to financing activities within the condensed consolidated statement of cash flows for the three months ended March 31, 2017.

Outlook

The Company continues to make progress with disciplined execution against its strategic initiatives while making prudent, targeted investments into its sales force, operations and digitization to drive growth and efficiency gains. For the full year 2018, Univar remains on track to deliver low double digit growth in Adjusted EBITDA and is increasing its outlook for Adjusted earnings per share to a range of $1.65 and $1.85.

For the second quarter of 2018, Univar expects the solid core business performance of its first quarter to continue, but with growth tempered by a weather-induced delay in demand from the Canadian agriculture market compared to last year, as well as higher global freight costs. Overall, the Company expects high single digit Adjusted EBITDA growth in the second quarter.

Univar to Host Webcast on May 10, 2018 at 9:00 a.m. EDT

The Company will host a webcast with investors to discuss the first quarter results at 9:00 a.m. ET on May 10, which can be accessed on the Investor Relations section of its website at http://investor.univar.com. Following the event, an archived version of the webcast and supporting materials will be available on the same website.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted earnings per share

The Company monitors the results of its operating segments separately for the purposes of making decisions about resource allocation and performance assessment. The Company evaluates performance on the basis of Adjusted EBITDA, which it defines as its consolidated net income (loss), plus the sum of interest expense, net of interest income, income tax expense (benefit), depreciation, amortization, other operating expenses, net (which primarily consists of employee stock-based compensation expense, restructuring charges, other employee termination costs, business optimization, acquisition and integration related expenses, and other unusual or non-recurring expenses), loss on extinguishment of debt and other income (expense), net (which consists of gains (losses) on foreign currency transactions and undesignated derivative instruments, debt amendment costs, non-operating retirement benefits, and other non-operating activity). Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net sales. Adjusted EBITDA conversion ratio is Adjusted EBITDA as a percentage of
Gross Profit. The Company believes that Adjusted EBITDA is an important indicator of operating performance because:

•	The Company reports Adjusted EBITDA to its lenders as required under the covenants of its credit agreements;

•	The Company considers gains (losses) on the acquisition, disposal and impairment of assets as resulting from investing decisions rather than ongoing operations;

•
Adjusted EBITDA excludes the effects of income taxes, as well as the effects of financing and investing activities by eliminating the effects of interest, depreciation and amortization expenses and therefore more closely measures our operational performance;

•	The Company uses Adjusted EBITDA in setting performance incentive targets in order to align performance measurement with operational performance; and

•
Other significant items, while periodically affecting the Company’s results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of its results.

The Company has incorporated an Adjusted net income and Adjusted earnings per share metric as a complementary metric to GAAP earnings per share to provide additional transparency to ongoing performance. Adjusted net income excludes the same items as Adjusted EBITDA, except for stock-based compensation expense and non-operating retirement benefits.

Use of Non-GAAP Measures

The Company’s management believes that certain financial measures that do not comply with accounting principles generally accepted in the United States (“GAAP”) provide relevant and meaningful information concerning the ongoing operating results of the Company. Such non-GAAP financial measures are used from time to time herein but should not be viewed as a substitute for GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in Schedules A and D.

About Univar
Founded in 1924, Univar (NYSE: UNVR) is a global chemical and ingredients distributor and provider of value-added services, working with leading suppliers worldwide. Supported by a comprehensive team of sales and technical professionals with deep specialty and market expertise, Univar operates hundreds of distribution facilities throughout North America, Western Europe, Asia-Pacific and Latin America. Univar delivers tailored customer solutions through a broad product and services portfolio sustained by one of the most extensive industry distribution networks in the world. For more information, visit www.univar.com.

Forward-Looking Statements

This press release includes certain statements relating to future events and our intentions, beliefs, expectations, and predictions for the future which are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events or results, and that actual events or results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Univar Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended March 31,
(in millions, except per share data)	2018	2017
Net sales	$2,158.0	$1,998.8
Cost of goods sold	1,671.4	1,559.4
Gross profit	$486.6	$439.4
Operating expenses:
Outbound freight and handling	79.3	71.0
Warehousing, selling and administrative	241.0	228.5
Other operating expenses, net	13.6	19.8
Depreciation	31.4	35.9
Amortization	13.4	16.7
Total operating expenses	$378.7	$371.9
Operating income (loss)	$107.9	$67.5
Other (expense) income:
Interest income	1.2	0.9
Interest expense	(36.1)	(36.7)
Loss on extinguishment of debt	—	(0.8)
Other income (expense), net	2.6	(6.7)
Total other expense	$(32.3)	$(43.3)
Income before income taxes	75.6	24.2
Income tax expense	10.2	1.6
Net income	$65.4	$22.6
Income per common share:
Basic	$0.46	$0.16
Diluted	0.46	0.16
Weighted average common shares outstanding:
Basic	140.9	139.4
Diluted	142.0	140.8

Univar Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions, except per share data)	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$115.9	$467.0
Trade accounts receivable, net	1,288.5	1,062.4
Inventories	921.9	839.5
Prepaid expenses and other current assets	174.6	149.6
Total current assets	$2,500.9	$2,518.5
Property, plant and equipment, net	983.8	1,003.0
Goodwill	1,809.2	1,818.4
Intangible assets, net	279.0	287.7
Deferred tax assets	30.3	22.8
Other assets	91.1	82.3
Total assets	$5,694.3	$5,732.7
Liabilities and stockholders’ equity
Current liabilities:
Short-term financing	$8.5	$13.4
Trade accounts payable	1,011.7	941.7
Current portion of long-term debt	20.5	62.0
Accrued compensation	74.6	100.7
Other accrued expenses	330.7	301.6
Total current liabilities	$1,446.0	$1,419.4
Long-term debt	2,683.5	2,820.0
Pension and other postretirement benefit liabilities	252.5	257.1
Deferred tax liabilities	45.8	35.4
Other long-term liabilities	100.8	110.7
Total liabilities	$4,528.6	$4,642.6
Stockholders’ equity:
Preferred stock, 200.0 million shares authorized at $0.01 par value with no shares issued or outstanding as of March 31, 2018 and December 31, 2017	—	—
Common stock, 2.0 billion shares authorized at $0.01 par value with 141.3 million and 141.1 million shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	1.4	1.4
Additional paid-in capital	2,308.8	2,301.3
Accumulated deficit	(868.4)	(934.1)
Accumulated other comprehensive loss	(276.1)	(278.5)
Total stockholders’ equity	$1,165.7	$1,090.1
Total liabilities and stockholders’ equity	$5,694.3	$5,732.7

Univar Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
(in millions)	2018	2017
Operating activities:
Net income	$65.4	$22.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44.8	52.6
Amortization of deferred financing fees and debt discount	2.0	2.0
Loss on extinguishment of debt	—	0.8
Deferred income taxes	(3.0)	(3.3)
Stock-based compensation expense	9.4	6.4
Other	0.4	0.5
Changes in operating assets and liabilities:
Trade accounts receivable, net	(219.4)	(142.4)
Inventories	(80.1)	(66.4)
Prepaid expenses and other current assets	(14.1)	(18.9)
Trade accounts payable	67.3	79.9
Pensions and other postretirement benefit liabilities	(11.6)	(9.0)
Other, net	(0.1)	(1.9)
Net cash used by operating activities	$(139.0)	$(77.1)
Investing activities:
Purchases of property, plant and equipment	$(16.2)	$(20.9)
Purchases of businesses, net of cash acquired	(8.9)	(0.5)
Proceeds from sale of property, plant, and equipment	2.2	—
Other	—	(0.3)
Net cash used by investing activities	$(22.9)	$(21.7)
Financing activities:
Proceeds from issuance of long-term debt	$141.8	$2,264.0
Payments on long-term debt and capital lease obligations	(320.1)	(2,211.5)
Short-term financing, net	(6.6)	(5.2)
Financing fees paid	—	(4.4)
Taxes paid related to net share settlements of stock-based compensation awards	(2.7)	(6.0)
Stock option exercises	0.8	23.8
Contingent consideration payments	—	(3.2)
Net cash (used) provided by financing activities	$(186.8)	$57.5
Effect of exchange rate changes on cash and cash equivalents	$(2.4)	$5.5
Net decrease in cash and cash equivalents	(351.1)	(35.8)
Cash and cash equivalents at beginning of period	467.0	336.4
Cash and cash equivalents at end of period	$115.9	$300.6

Schedule A
Univar Inc.
Reconciliation of Adjusted EBITDA to Reported Net Income
(Unaudited)

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Eliminations	Consolidated
Three Months Ended March 31, 2018
Net sales:
External customers	$1,204.4	$313.4	$538.6	$101.6	$—	$2,158.0
Inter-segment	35.1	2.0	1.4	0.1	(38.6)	—
Total net sales	$1,239.5	$315.4	$540.0	$101.7	$(38.6)	$2,158.0
Cost of goods sold	960.6	253.0	416.0	80.4	(38.6)	1,671.4
Gross profit	$278.9	$62.4	$124.0	$21.3	$—	$486.6
Outbound freight and handling	49.9	10.4	17.0	2.0	—	79.3
Warehousing, selling and administrative	137.8	22.5	62.3	11.5	6.9	241.0
Adjusted EBITDA	$91.2	$29.5	$44.7	$7.8	$(6.9)	$166.3
Other operating expenses, net						13.6
Depreciation						31.4
Amortization						13.4
Interest expense, net						34.9
Other income, net						(2.6)
Income tax expense						10.2
Net income						$65.4
Total assets	$3,356.1	$1,821.5	$1,034.0	$247.4	$(764.7)	$5,694.3

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Eliminations	Consolidated
Three Months Ended March 31, 2017
Net sales:
External customers	$1,150.9	$307.3	$439.7	$100.9	$—	$1,998.8
Inter-segment	31.2	1.8	1.3	0.1	(34.4)	—
Total net sales	$1,182.1	$309.1	$441.0	$101.0	$(34.4)	$1,998.8
Cost of goods sold	919.2	253.3	339.2	82.1	(34.4)	1,559.4
Gross profit	$262.9	$55.8	$101.8	$18.9	$—	$439.4
Outbound freight and handling	46.8	9.2	13.4	1.6	—	71.0
Warehousing, selling and administrative	134.8	22.0	54.7	10.6	6.4	228.5
Adjusted EBITDA	$81.3	$24.6	$33.7	$6.7	$(6.4)	$139.9
Other operating expenses, net						19.8
Depreciation						35.9
Amortization						16.7
Interest expense, net						35.8
Loss on extinguishment of debt						0.8
Other expense, net						6.7
Income tax expense						1.6
Net income						$22.6
Total assets	$3,640.2	$1,975.5	$908.2	$227.9	$(1,155.8)	$5,596.0

Schedule B
Univar Inc.
Other operating expenses, net
(Unaudited)

	Three months ended March 31,
(in millions)	2018	2017
Stock-based compensation expense	$9.4	$6.4
Restructuring charges	0.5	1.7
Other employee termination costs	2.4	1.7
Business transformation costs	—	9.1
Acquisition and integration related expenses	0.4	0.2
Other	0.9	0.7
Total other operating expenses, net	$13.6	$19.8

Schedule C
Univar Inc.
Other income (expense), net
(Unaudited)

	Three months ended March 31,
(in millions)	2018	2017
Foreign currency transactions	$(0.1)	$(2.1)
Foreign currency denominated loans revaluation	1.2	(3.0)
Undesignated foreign currency derivative instruments	(1.3)	1.0
Debt amendment costs	—	(4.2)
Non-operating retirement benefits	3.5	2.4
Other	(0.7)	(0.8)
Total other income (expense), net	$2.6	$(6.7)

Schedule D
Univar Inc.
GAAP Net Income to Adjusted Net Income and Adjusted EBITDA Tabular reconciliations
(Unaudited)

	Three months ended March 31,
	2018		2017
(in millions, except per share data)	Amount	per share (1)	Amount	per share (1)
Net income	$65.4	$0.46	$22.6	$0.16
Exchange (gain) loss (2)	(1.1)	(0.01)	5.1	0.04
Derivative (gain) loss (2)	1.3	0.01	(1.0)	(0.01)
Transformation costs (2)	—	—	9.1	0.06
Restructuring charges (2)	0.5	—	1.7	0.01
Other employee termination costs (2)	2.4	0.02	1.7	0.01
Debt amendment costs (2)	—	—	4.2	0.03
Loss on extinguishment of debt	—	—	0.8	0.01
Acquisition and integration related costs (2)	0.4	—	0.2	—
Other (2)	1.6	0.01	1.5	0.01
Benefit from income taxes related to reconciling items (3)(4)	(1.3)	(0.01)	(5.1)	(0.03)
Other non-recurring tax items (3)	(9.0)	(0.06)	—	—
Adjusted net income	$60.2	$0.42	$40.8	$0.29
Stock-based compensation expense	9.4		6.4
Non-operating retirement benefits (6)	(3.5)		(2.4)
Interest expense, net	34.9		35.8
Depreciation	31.4		35.9
Amortization	13.4		16.7
All remaining provision for income taxes (3)	20.5		6.7
Adjusted EBITDA	$166.3		$139.9

Weighted average common shares outstanding:
Basic	140.9		139.4
Diluted (5)	142.0		140.8

(1)	Calculation based on dilutive share count.

(2)	Reconciling items represent items disclosed in Schedule B and Schedule C included in this document, excluding stock-based compensation and non-operating retirement benefits.

(3)
Total benefit from income taxes reconciles to the amount reported in the Condensed Consolidated Statement of Operations for each respective period. Tax on reconciling items is calculated using the effective tax rate adjusted for significant non-recurring tax items.

(4)	Immaterial differences may exist in summation of per share amounts due to rounding.

(5)
Diluted earnings per share is calculated using net income (loss) or adjusted net income (loss) available to common shareholders divided by diluted weighted average shares outstanding during each period, which includes unvested restricted shares. Diluted earnings per share considers the impact of potential dilutive securities except in periods in which there is a loss because the inclusion of the potential common shares would have an anti-dilutive effect.

(6)
Includes the non-operating retirement benefit items currently disclosed in Schedule C. These items were previously reported in warehouse, selling and administrative (operating expenses) that have moved to other income (expense), net as part of the adoption of the FASB retirement benefits accounting pronouncement.